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                                                                     EXHIBIT 5.1

                        [SHEARMAN & STERLING LETTERHEAD]



November 18, 1999



Retek Inc.
Midwest Plaza
801 Nicollet Mall
11th Floor
Minneapolis, MN
55402

Dear Sirs:

     We are acting as counsel for Retek Inc. (the "Company") in connection with the registration of up to 575,000 additional shares of the Company's common stock, par value $0.01 per share (the "Additional Shares"), pursuant to a Registration Statement (the "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Act"), in connection with the proposed public offering described in the Registration Statement on Form S-1, as amended (Registration Statement No. 333-86841) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Act. The Additional Shares are to be sold by the Company pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") between the Company and the underwriters named therein.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals and the conformity to the originals of all documents presented to us as copies. In rendering our opinion, we have relied as to factual matters upon certificates of officers of the Company and certificates of public officials.

     Our opinion expressed herein is limited to the Federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware.

     Based on the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, when issued and delivered in accordance with the terms of the Underwriting Agreement, the Additional Shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Rule 462(b) Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.


                                        Very truly yours,


                                        /s/ Shearman & Sterling

CDD/ajf/ahw